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                                                                     EXHIBIT 2.3



                                ESCROW AGREEMENT


                 THIS ESCROW AGREEMENT is made and entered into this 4th day of June, 1997, by and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), WES-TEX DRILLING COMPANY, a Texas corporation ("Wes-Tex"), and FIRST NATIONAL BANK OF ABILENE, N.A., a national banking association (the "Escrow Agent").


                                R E C I T A L S:

                 A. PEC, Patterson Drilling Company, a Delaware corporation ("PDC"), and Wes-Tex have entered into a Asset Purchase Agreement, dated of even date herewith (the "Asset Purchase Agreement"), providing for the purchase by PDC from Wes-Tex of 21 drilling rigs, related drilling equipment, and rolling stock related to the contract drilling operations of Wes-Tex and a shop and yard located in Abilene, Texas.

                 B. The obligations of PEC and PDC to consummate the transactions contemplated by the Asset Purchase Agreement are subject to the conditions set forth in Sections 6.1 and 6.3 of the Asset Purchase Agreement, including, without limitation, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (such conditions being hereinafter referred to as the "Closing Conditions").

                 C. The parties have agreed to deposit the Escrow Funds (as defined in Section 3 hereof) with the Escrow Agent on the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained, the parties, intending to be legally bound, hereby agree as follows:

                 1. Appointment of Escrow Agent. PEC and Wes-Tex hereby appoint the Escrow Agent as the Escrow Agent to hold and disburse the Escrow Funds (as defined in Section 3 hereof) in accordance with the terms and conditions of this Escrow Agreement.

                 2. Delivery and Receipt of Escrow Funds. Simultaneously with the execution of this Escrow Agreement, PEC has delivered to the Escrow Agent, to be held under the terms and conditions set forth herein, the sum of U.S.$19,000,000 (the "Escrow Funds"). Receipt of the Escrow Funds is hereby acknowledged by the Escrow Agent. The Escrow Agent agrees to deposit the Escrow Funds in an interest-bearing escrow account with the Escrow Agent. Interest shall accrue daily on the Escrow Fund at the rate of 4.25%.

                 3. Disbursement of Escrow Funds. The Escrow Agent shall hold the Escrow Funds and shall disburse the Escrow Funds only as follows:





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                          (a)     The Escrow Funds (together with any interest
accrued thereon) shall be promptly returned to PEC upon receipt of a written notice from PEC stating that:

                                  (i)      One or more of the Closing
Conditions have not occurred; or

                                  (ii)     PEC has received notice from the
         Federal Trade Commission ("FTC") or the United States Department of Justice ("DOJ") that the FTC or DOJ intends to challenge, delay, or otherwise prevent the consummation of the transactions contemplated by the Asset Purchase Agreement.

                          (b)     The Escrow Funds (together with any interest
accrued thereon) shall be paid to PEC (or at PEC's direction) upon written notice from PEC that the closing documents required by the Asset Purchase Agreement have been executed by Wes-Tex and are satisfactory to PEC.

                          (c)     The Escrow Funds (together with any interest
accrued thereon) shall be automatically paid to PEC on the 45th day after the date of this Agreement (or, if such 45th day is not a business day, on the first business day after such 45th day), if the Escrow Agent has not previously received notice from PEC under Section 3(a) or (b) hereof.

                 4. Interest on Escrow Funds. All interest earned on the Escrow Funds shall be held by the Escrow Agent and shall inure to the benefit of and be paid to PEC or as PEC otherwise instructs in writing. The taxpayer identification number of PEC is 75-2504748.

                 5. Compensation. The Escrow Agent shall not be entitled to any compensation for its services hereunder. The Escrow Agent shall be entitled to reimbursement for its expenses and disbursements (including reasonable attorneys' fees) incurred in connection with its duties hereunder. Reimbursement of such expenses and disbursements shall be made solely by Wes-Tex.

                 6.       Duties and Liability of Escrow Agent.

                          (a)     Duties of Escrow Agent.  The Escrow Agent
shall be obligated to perform only the duties that are expressly set forth herein and need not take notice of and shall not act upon any of the provisions of the Asset Purchase Agreement. The Escrow Agent's duties hereunder shall be limited to the safekeeping and investment of the Escrow Funds and to the disbursement of the Escrow Funds (and interest accrued thereon) held by it in accordance with written instructions by PEC pursuant to Section 3(a) or (b) hereof or automatically pursuant to Section 3(c) hereof.

                          (b)     Written Instructions of PEC.  Notwithstanding
anything to the contrary herein, the Escrow Agent shall, at all times, have full right and authority to pay over and






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disburse the Escrow Fund (and any interest accrued thereon) in accordance with the written instructions provided by PEC pursuant to the terms of Section 3 hereof. The Escrow Agent shall be entitled to assume the genuineness of any signatures contained on (and the accuracy of any statements made in) any notice received by the Escrow Agent pursuant to Section 3 hereof and to assume that the person executing such notice was duly authorized to execute such notice on behalf of PEC and shall otherwise be entitled to rely and act upon such notice without independent investigation of the authenticity, genuineness, or due authorization of such notice or of the accuracy of the statements contained therein.

                          (c)     No Liability of Escrow Agent.  The Escrow
Agent shall not be subject to any liability or any claims by PEC or Wes-Tex on account of disbursement of the Escrow Funds and interest accrued thereon in accordance with the written instructions from PEC pursuant to Section 3(a) or
(b) hereof or automatically pursuant to Section 3(c) hereof.

                 7. Termination. Upon disbursement of all of the Escrow Funds (together with all interest accrued thereon), this Agreement and the duties of the Escrow Agent hereunder shall automatically terminate.

                 8. Modification of Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and may not be altered, modified, or changed in any manner whatsoever except by a writing signed by all parties hereto.

                 9. Notices. All notices shall be in writing and may be either delivered personally or by courier or by being telecopied, telexed, or other similar method of facsimile transmission or by being sent by registered or certified mail, postage prepaid, return receipt requested and addressed to the receiving party at the address set forth below or at such other address as the receiving party may notify the other parties hereto in accordance with this
Section 9.  Notice shall be effective upon receipt.

                          (a)     If to PEC, to:

                                  Patterson Energy, Inc.
                                  4510 Lamesa Highway
                                  P.O. Drawer 1416
                                  Snyder, Texas  79550
                                  Telecopier No:  (915) 573-0281
                                  Attention:  A. Glenn Patterson, President and
                                                         Chief Operating Officer






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                          With copies to:

                                  Thomas H. Maxfield, Esq.
                                  Baker & Hostetler LLP
                                  303 East 17th Avenue, Suite 1100
                                  Denver, Colorado  80203
                                  Telecopier No:  (303) 861-2307


                          (b)     If to the Escrow Agent, to:

                                  First National Bank of Abilene, N.A.
                                  400 Pine Street
                                  Abilene, Texas  79604
                                  Telecopier No:  (915) 627-7136
                                  Attention:  Ron A. Fogle, Executive Vice
                                              President


                          (c)     If to Wes-Tex, to:

                                  Myrle Greathouse, Chairman of the Board
                                  Wes-Tex Drilling Company
                                  400 Pine Street
                                  Abilene, Texas  79601
                                  Telecopier No:  (915) 677-5140

                          With copies to:

                                  Charles C. Self, III, Esq.
                                  Whitten & Young, P.C.
                                  NationsBank Tower, Suite 1402
                                  500 Chestnut Street
                                  P.O. Box 208
                                  Abilene, Texas  79604
                                  Telecopier No:  (915) 672-2158


                 10. Successors and Assigns. The terms of this Agreement shall be binding upon, and the benefits of this Agreement shall inure to, the successors and assigns of the parties hereto.





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                 11.      Governing Law.  This Agreement shall be governed by
and construed in accordance with the laws of the State of Texas.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf.

                                    PATTERSON ENERGY, INC.


                                    By:
                                       ----------------------------------------
                                       A. Glenn Patterson, President and Chief
                                       Operating Officer

ATTEST:



---------------------------------
James C. Brown, Secretary


                                    WES-TEX DRILLING COMPANY



                                    By:
                                       ----------------------------------------
                                       Myrle Greathouse, Chairman of the Board
ATTEST:


---------------------------------
Helen Little, Secretary

                                    FIRST NATIONAL BANK OF ABILENE, N.A.



                                    By:
                                       ----------------------------------------
                                       Ron A. Fogle, Executive Vice President
ATTEST:


---------------------------------
                              , Secretary